Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-1 of REV Group, Inc. of our report dated January 27, 2016, except for Notes 21 and 22, as to which the date is October 24, 2016, relating to the consolidated financial statements and financial statement schedule of REV Group, Inc. and Subsidiaries, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

New York, New York

October 24, 2016